EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. Section 1350, the undersigned, Dennis V. Arriola and Patricia C. Cosgel, the Chief Executive Officer and Interim Chief Financial Officer, respectively, of Avangrid, Inc. (the “issuer”), do each hereby certify that the issuer’s quarterly report on Form 10-Q for the quarter ended March 31, 2022, to which this certification is attached as an exhibit (the “report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

/s/ Dennis V. Arriola
Dennis V. Arriola
Director and Chief Executive Officer
Avangrid, Inc.
April 29, 2022

/s/ Patricia C. Cosgel
Patricia C. Cosgel
Interim Chief Financial Officer
Avangrid, Inc.
April 29, 2022